TRANSFER AGENCY AGREEMENT
                             BETWEEN
                 KALMAR POOLED INVESTMENT TRUST
                               AND
              RODNEY SQUARE MANAGEMENT CORPORATION


    THIS TRANSFER AGENCY AGREEMENT is made as of the 31st day of January, 1997, between Kalmar Pooled Investment Trust, a Delaware business trust (the "Trust"), having its principal place of business in Greenville, Delaware, and Rodney Square Management Corporation, a Delaware corporation ("Rodney Square"), having its principal place of business in Wilmington, Delaware.

    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest ("Series") each of which may offer one or more sub-series (or classes) of shares;

    WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and investment policies;

    WHEREAS,  at the present time, the Trust has established  two
Series, each with a single class, and the Trust may establish additional Series and/or classes in the future; and

    WHEREAS, the Trust desires to avail itself of the services of Rodney Square to serve as the Trust's transfer agent and Rodney Square is willing to furnish such services to the Trust with respect to each of the Series listed on Schedule A to this Agreement (each a "Fund" or collectively the "Funds"), as such Appendix shall be amended from time to time, on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:


   1. APPOINTMENTS. The Trust hereby appoints Rodney Square as transfer agent, registrar and dividend disbursing agent for the shares of beneficial interest (the "Shares") in the Trust and as servicing agent in connection with the disbursements of dividends and distributions and as shareholders' servicing agent for the Trust, each such appointment to take effect at the close of business on the day and year first written above, and Rodney Square shall act as such and perform its obligations thereof upon the terms and conditions hereafter set forth and in accordance with the principles of principal and agent enunciated by the common law.

   2. DOCUMENTS. The Trust has furnished Rodney Square with copies of the Trust's Agreement and Declaration of Trust, By-Laws, Advisory Agreement, Custodian Agreement, Distribution Agreement, Accounting Services Agreement, Shareholder Servicing Agreements, most recent Registration Statement on Form N-1A, current Prospectuses and Statement of Additional
   Information (the "SAI"), all forms relating to any plan, program or service offered by the Trust and a certified copy of the resolution of its Board of Trustees (the "Trustees") approving Rodney Square's appointment hereunder and identifying and containing the signatures of the Trust's officers authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund and to execute stock certificates representing Shares. Subject to the provisions of Section 21 hereof, the Trust shall furnish promptly to Rodney Square a copy of any amendment or supplement to the above-listed documents. The Trust shall furnish to Rodney Square any additional documents necessary for it to perform its functions hereunder.

   3.  DEFINITIONS.

   (a) Authorized Person. As used in this Agreement, the term "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Trustees of the Trust to give Oral and Written Instructions on behalf of the Fund and certified by the Secretary or Assistant Secretary of the Trust or any amendment thereto as may be received by Rodney Square from time to time.

   (b) Oral Instructions. As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by Rodney Square from an Authorized Person or from a person reasonably believed by Rodney Square to be an Authorized Person. The Trust agrees to deliver to Rodney Square, at the time and in the manner specified in Section 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

   (c) Written Instructions. As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by Rodney Square and signed by an Authorized Person.

   4.   INSTRUCTIONS CONSISTENT WITH AGREEMENT AND DECLARATION OF
   TRUST, ETC.

   (a) Unless otherwise provided in this Agreement, Rodney Square shall act only upon Oral or Written Instructions. Although Rodney Square may know of the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, Rodney Square may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Agreement and Declaration of Trust or By-Laws or any vote, resolution or proceeding of the shareholders, or of the Trustees, or of any committee thereof.

   (b) Rodney Square shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by Rodney Square pursuant to this Agreement. The Trust agrees to forward to Rodney Square Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Rodney Square by the close of business of the same day that such Oral Instructions are given to Rodney Square. The Trust agrees that the fact that such confirming Written Instructions are not received by Rodney Square shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions. The Trust agrees that Rodney Square shall incur no liability to the Trust in acting upon Oral Instructions given to Rodney Square hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

   5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, Rodney Square is authorized to take the following actions:
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   (a)  Issuance  of  Shares.  Upon receipt of a  purchase  order
   from   the   Distributor,  as  defined  in  the   Distribution
   Agreement between the Trust and Rodney Square Distributors, Inc. or a prospective shareholder for the purchase of Shares
   and   sufficient  information  to  enable  Rodney  Square   to
   establish  a  shareholder account or to  issue  Shares  to  an
   existing  shareholder  account,  and  after  confirmation   of
   receipt or crediting of Federal funds for such order from Rodney Square's designated bank, Rodney Square shall issue and credit the account of the investor or other record holder
   with   Shares   in  the  manner  described  in  the   relevant
   Prospectus.   Rodney Square shall deposit all checks  received
   from prospective shareholders into an account on behalf of the Trust, and shall promptly transfer all Federal funds received from such checks to the Custodian, as defined in the Custodian Agreement between the Trust and Wilmington Trust
   Company.   (References  herein to "Custodian"  shall  also  be
   construed  to  refer to a "Sub-Custodian" if such  appointment
   has  been  made.)   If  so directed by  the  Distributor,  the
   confirmation  supplied  to  the  shareholder  to   mark   such
   issuance will be accompanied by a Prospectus.

   (b) Transfer of Shares; Uncertificated Securities. Where a shareholder does not hold a certificate representing the number of Shares in its account and does provide Rodney
   Square with instructions for the transfer of such Shares which include a signature guaranteed by a commercial bank, trust company or member firm of a national securities exchange and such other appropriate documentation to permit a transfer, then Rodney Square shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.

   (c) Share Certificates. If at any time the Fund issues share certificates, the following provisions will apply:

            (i) The Trust will supply Rodney Square with a sufficient supply of share certificates representing Shares, in the form approved from time to time by the Trustees of the Trust, and, from time to time, shall replenish such supply upon request of Rodney Square. Such share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust, and notwithstanding the death, resignation or removal of any officer of the Trust, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until Rodney Square is otherwise directed by Written Instructions.

            (ii) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by Rodney Square.

            (iii) Upon receipt of signed share certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, Rodney Square shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.

            (iv) Upon receipt of the share certificates, which shall be in proper form for transfer, together with the shareholder's instructions to hold such share certificates for safekeeping, Rodney Square shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

            (v) Upon receipt of written instructions from a shareholder of uncertificated securities for a certificate in the number of shares in its account, Rodney Square will issue such share certificates and deliver them to the shareholder.

   (d) Redemption of Shares. Upon receipt of a redemption order from the Distributor or a shareholder, Rodney Square shall redeem the number of Shares indicated thereon from the redeeming shareholder's account and receive from the Trust's Custodian and disburse pursuant to the redeeming shareholder's instructions the redemption proceeds therefor, or arrange for direct payment of redemption proceeds by the Custodian to the redeeming shareholder or as instructed by the shareholder, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian.

   6. AUTHORIZED ISSUED AND OUTSTANDING SHARES. The Trust agrees to notify Rodney Square promptly of any change in the number of authorized Shares and of any change in the number of Shares registered under the Securities Act of 1933, as amended (the "1933 Act") or termination of the Trust's declaration under Rule 24f-2 of the 1940 Act. The Trust has advised Rodney Square, as of the date hereof, of the number of Shares (a) held in any redemption or repurchase account, and (b) registered under the 1933 Act, as amended, which are unsold. In the event that the Trust shall declare a stock dividend or a stock split, the Trust shall deliver to Rodney Square a certificate, upon which Rodney Square shall be entitled to rely for all purposes, certifying (a) the number of Shares involved, (b) that all appropriate corporate action has been taken, and (c) that any amendment to the Agreement and Declaration of Trust of the Trust which may be required has been filed and is effective. Such certificate shall be accompanied by an opinion of counsel to the Trust relating to the legal adequacy and effect of the transaction.

   7.   DIVIDENDS  AND  DISTRIBUTIONS.  The Trust  shall  furnish
   Rodney Square with appropriate evidence of action by the Trust's Trustees authorizing the declaration and payment of dividends and distributions as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, Rodney Square shall in accordance with the instructions in proper form from a shareholder and the provisions of the Agreement and Declaration of Trust and Prospectus, issue and credit the account of the shareholder with Shares, or, if the shareholder so elects, pay such dividends or distributions in cash to the shareholders in the manner described in the Prospectus. In lieu of receiving from the Trust's Custodian and paying to shareholders cash dividends or distributions, Rodney Square may arrange for the direct payment of cash dividends and distributions to shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian.

        Rodney Square shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Fund, Rodney Square shall mail certain requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable Federal tax laws and regulation.

        In accordance with the Prospectus, resolutions of the Trust's Trustees that are not inconsistent with this Agreement and are provided to Rodney Square from time to time, and such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian, Rodney Square shall (a) arrange for issuance of Shares obtained through transfers of funds from shareholders' accounts at financial institutions; (b) arrange for the exchange of Shares for shares of other eligible investment companies, when permitted by the Prospectus.

   8.  COMMUNICATIONS WITH SHAREHOLDERS.

   (a) Communications to Shareholders. Rodney Square will address and mail all communications by the Fund to its shareholders, including reports to shareholders, confirmations of purchases and sales of Shares, monthly statements, dividend and distribution notices and proxy material for its meetings of shareholders. Rodney Square will receive and tabulate the proxy cards for the meetings of the shareholders of the Fund.

   (b) Correspondence. Rodney Square will answer such correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Rodney Square and the Trust.

   9. SERVICES TO BE PERFORMED. Rodney Square shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing shareholder account administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Trust's custodian bank in connection with shareholder redemption by check) of the Trust's Shares as set forth in Schedule B. The details of the operating standards and procedures to be followed shall be determined from time to time by agreement between Rodney Square and the Trust and may be expressed in written schedules which shall constitute attachments to this Agreement.

   10. RECORD KEEPING AND OTHER INFORMATION.

   (a) Rodney Square shall maintain records of the accounts for each Shareholder showing the items listed in Schedule C.

   (b) Rodney Square shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by
   Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, and those records pertaining to the various functions performed by it hereunder. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act.

   11. AUDIT, INSPECTION AND VISITATION. Rodney Square shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, Rodney Square shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

   12. COMPENSATION. Compensation for the transfer agent services and duties performed pursuant to this Agreement will be paid by the Trust. Certain other fees due and expenses incurred pursuant to this Agreement are payable by the Trust or the shareholder on whose behalf the service is performed and are provided in Schedule D hereto.

         The Trust shall reimburse Rodney Square for all reasonable out-of-pocket expenses incurred by Rodney Square or its agents in the performance of its obligations hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month.

         The   term  "out-of-pocket  expenses"  shall  mean   the
   following expenses incurred by Rodney Square in the performance of its obligations hereunder: the cost of per account fees or other charges payable to parties who provide sub-transfer agency services to shareholders pursuant to agreements with Rodney Square, the cost of stationery and forms (including but not limited to checks, proxy cards, and envelopes), the cost of postage, the cost of insertion of non-standard size materials in mailing envelopes and other special mailing preparation by outside firms, the cost of first-class mailing insurance, the cost of external electronic communications as approved by the Trustees (to include telephone and telegraph equipment and an allocable portion of the cost of personnel responsible for the maintenance of such equipment), toll charges, data communications equipment and line charges and the cost of microfilming of shareholder records (including both the cost of storage as well as charges for access to such records). If Rodney Square shall undertake the responsibility for microfilming shareholder records, it may be separately compensated therefor in an amount agreed upon by the principal financial officer of the Trust and Rodney Square, such amount not to exceed the amount which would be paid to an outside firm for providing such microfilming services.

   13. USE OF RODNEY SQUARE'S NAME. The Trust shall not use the name of Rodney Square in any Prospectus, SAI, sales literature or other material relating to the Trust in a manner not approved prior thereto, provided, however, that Rodney Square shall approve all uses of its name which merely refer in accurate terms to its appointments hereunder or which are required by the SEC or a state securities commission and, provided further, that in no event shall such approval be unreasonably withheld.

   14. USE OF TRUST'S NAME. Rodney Square shall not use the name of the Trust or the Fund of the Trust or material relating to the Trust or the Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved prior thereto, provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of Rodney Square hereunder or which are required by the SEC or a state securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

   15. SECURITY. Rodney Square represents and warrants that, to the best of its knowledge, the various procedures and systems which Rodney Square has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records and other data and Rodney Square's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

   16. INSURANCE. Rodney Square shall notify the Trust should any of its insurance coverage be materially changed. Such notification shall include the date of change and the reason or reasons therefor. Rodney Square shall notify the Trust of any material claims against it, whether or not they may be covered by insurance and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Rodney Square under its insurance coverage.

   17. ASSIGNMENT OF DUTIES TO OTHERS. Neither this Agreement nor any rights or obligations hereunder may be assigned by Rodney Square without the written consent of the Trust.
   Rodney Square may, however, at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company, which is itself qualified under the Securities Exchange Act of 1934, as amended (the "1934 Act") to act as a transfer agent, as its agent to carry out such of the services to be performed under this agreement as Rodney Square may from time to time direct, or sub-contract with other parties for the provision of all or part of such services as approved by the Trust; provided, however, that the appointment of any agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder.

   18. INDEMNIFICATION.

   (a) The Trust agrees to indemnify and hold harmless Rodney Square and any officer, director, or employee of Rodney, nor any person who controls Rodney Square within the meaning of
   Section 15 of the 1933 Act or Section 20(a) of the 1934 Act (collectively, "Rodney Square Affiliates") from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act and any state and foreign securities laws, and amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. No Rodney Square Affiliate shall be indemnified against any liability (or any expenses incident to such liability) arising out of any such person's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

   (b) Rodney Square agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities arising from Rodney Square's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and amendments thereto) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of Rodney Square's or its nominees' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

   (c) In order that the indemnification provisions contained in this Section 18 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

   19.  RESPONSIBILITY OF RODNEY SQUARE.  In the  performance  of its duties under this Agreement, Rodney Square shall be obligated to exercise due care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. Rodney Square shall not be under any duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by Rodney Square in writing. Neither Rodney Square nor any officer, employees or director of Rodney Square shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Trust in connection with the matters to which this Agreement relates except to the extent such damages arise out of Rodney Square's own gross negligence, bad faith or willful misfeasance, or reckless disregard of obligations and duties under this Agreement.

        Any person, even though also an officer, director, employee or agent of Rodney Square or any of its affiliates who may be or become an officer or director of the Trust, shall be deemed, when rendering services to the Trust as such officer or acting on any business of the Trust in such capacity (other than services or business in connection with Rodney Square's duties under this Agreement), to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of Rodney Square or any of its affiliates, even though paid by one of those entities. Rodney Square shall not be liable or responsible for any acts or omissions of any predecessor administrator or any other persons having responsibility for matters to which this Agreement relates nor shall Rodney Square be responsible for reviewing any such act or omissions.

        Without limiting the generality of the foregoing or of any other provision of this Agreement, Rodney Square, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Rodney Square reasonably believes to be genuine; or (b) subject to the provisions of Section 20, delays or errors or loss of data occurring by reason of circumstances beyond Rodney Square's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

   20. ACTS OF GOD, ETC. Rodney Square shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply. In the event of equipment breakdowns beyond its control, Rodney Square shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. Rodney Square shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

   21. REGISTRATION STATEMENT AMENDMENTS. Rodney Square and the Trust shall regularly consult with each other regarding
   Rodney Square's performance of its obligations and its compensation hereunder. In connection therewith, the Trust shall submit to Rodney Square at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statements (including exhibits) under the 1933 Act, as amended, and the 1940 Act, and a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such material which would require any change in Rodney Square's obligations hereunder shall be subject to Rodney Square's approval, which shall not be unreasonably withheld. In the event that such change materially increases the cost to Rodney Square of performing its obligations hereunder, Rodney Square shall be entitled to receive reasonable compensation therefor.

   22. DURATION, TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        This Agreement shall become effective on the day and year first written above, and shall continue in effect for one year from the effective date, and thereafter as the parties may mutually agree; provided, however, that this Agreement may be terminated at any time by six months' written notice given by Rodney Square to the Trust or six months' written notice given by the Trust to Rodney Square; and provided further that this Agreement may be terminated immediately at any time for cause either by the Trust or by Rodney Square in the event that such cause remains unremedied for a period of time not to exceed ninety days after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Section 18 hereof.

        Upon the termination hereof, the Trust shall reimburse Rodney Square for any out-of-pocket expenses reasonably incurred by Rodney Square during the period prior to the date of such termination. In the event that the Trust designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address, and, if provided, tax identification or Social Security number), a complete record of the account of each shareholder, and all other relevant books, records and other data established or maintained by Rodney Square hereunder. Rodney Square shall be liable for any losses sustained by the Trust as a result of Rodney Square's failure to accurately and promptly provide these materials.

   23.   REGISTRATION  AS  A  TRANSFER  AGENT.    Rodney   Square
   represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. Rodney Square agrees that it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should Rodney Square fail to be registered with the Federal Deposit Insurance Corporation or any successor regulatory authority as a transfer agent at any time during this Agreement, the Trust may, on written notice to Rodney Square, immediately terminate this Agreement.

   24.  NOTICE.  Any notice under this Agreement shall  be  given
   in   writing  addressed  and  delivered  or  mailed,   postage
   prepaid,  to  the  other  party  to  this  Agreement  at   its
   principal place of business.

   25. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

   26. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

   27. SHAREHOLDER LIABILITY. Rodney Square is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. Rodney Square agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, nor from the Trustees or any individual Trustee of the Trust.

   28. MISCELLANEOUS. Both parties agree to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two counterparts, each of which taken together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first written above.

                              KALMAR POOLED INVESTMENT TRUST


                              By: /s/ Ford B. Draper, Jr.
							      ----------------------
							      Ford B. Draper, Jr., President



                              RODNEY SQUARE MANAGEMENT
                              CORPORATION


                              By: /s/ Martin L. Klopping
							     ------------------------
                                  Martin L. Klopping, President

                           SCHEDULE A

                 KALMAR POOLED INVESTMENT TRUST

                          FUND LISTING



            Kalmar "Growth-with Value" Small Cap Fund
            Kalmar "Growth-with-Value" Micro Cap Fund

                           SCHEDULE B

                 KALMAR POOLED INVESTMENT TRUST

                    SERVICES TO BE PERFORMED


Rodney Square Management Corporation ("Rodney Square") will perform the following functions as transfer agent on an ongoing basis with respect to the Fund:

(a) furnish state-by-state notification, qualification or registration reports;

(b) calculate sales load or compensation payment and provide such information;

(c)     calculate dealer commissions;

(d) provide toll-free lines for direct shareholder use, plus customer liaison staff with on-line inquiry capacity;

(e) mail duplicate confirmations to dealers of their clients' activity, whether executed through the dealer or directly
		with Rodney Square;

(f) provide detail for underwriter or broker confirmations and other participating dealer shareholder accounting,
		in accordance with such procedures as may be agreed upon between the Trust and Rodney Square;

(g) provide shareholder lists and statistical information concerning accounts of the Fund to the Trust; and

(h) provide timely notification of Fund activity and such other information as may be agreed upon from time to time
		between Rodney Square and the Fund or the Custodian, to the Trust or the Custodian.

                           SCHEDULE C

                 KALMAR POOLED INVESTMENT TRUST

                       SHAREHOLDER RECORDS


Rodney Square Management Corporation ("Rodney Square") shall maintain records of the accounts for each shareholder showing the following information:

(a)     name,  address  and United States Tax  Identification  or
        Social Security number;

(b)     number  of  Shares held and number of  Shares  for  which
        certificates, if any, have  been issued,        including
        certificate numbers and denominations;

(c) historical information regarding the account of each shareholder, including dividends and distributions paid
		and the date and price for all transactions on a shareholder's account;

(d)     any   stop  or  restraining  order  placed   against   a
        shareholder's account;

(e) any correspondence relating to the current maintenance of a shareholder's account;

(f)     information with respect to withholdings; and,

(g) any information required in order for Rodney Square to perform any calculations contemplated or required by this Agreement.

                           SCHEDULE D

                 KALMAR POOLED INVESTMENT TRUST

                          FEE SCHEDULE


For the services Rodney Square provides under the Transfer Agency Agreement attached hereto, Kalmar Pooled Investment Trust (the "Trust") agrees to pay Rodney Square a fee for each class of shares for each portfolio for transfer agency services equal to the following:

                                             Fee per Annum
   Type of Trust/Account                      per Account
   ---------------------                     -------------

   Annual, Semi-Annual or Quarterly Dividend   $15.00/year
   Monthly Dividend                            $16.50/year
   Daily Accrual Fund                          $18.00/year

   subject to a $22,500 minimum.


   Inactive   Accounts:                        $0.50 per account per month

   Checkwriting:                               $2.00 per account with
                                               checkwriting, per year
                                               $0.15 per check (non-return)
                                               $15.00 each - stop payment
                                               $25.00 each - non-sufficient
                                                             funds
                                               $2.50 each check copy

   calculated on a group basis and subject to a $22,500 minimum.


   This transfer agency fee shall be pro-rated and payable monthly as soon as practicable after the last day of each month based on the average of the daily net assets of each Portfolio, as determined at the close of business on each day throughout the month.

   Out of pocket expenses shall be reimbursed by the Trust to Rodney Square or paid directly by the Trust. Such expenses include but are not limited to the following:

   TRANSACTION CHARGES:

      12b-1 Calculation - $.25 per account, per run
      Exchange Fees - $5.00 per transaction
      Wire fee for receipt or disbursement - $7.50 receipt per wire, $12.50 disbursement
      ACH transaction charges - $0.25 per transaction
      Lockbox processing - $0.06 per transaction
      New Account Opening - $0.40 electronic interface; paper application $3.50 per account
      Master/Omnibus Account - $7.50 per broker call placed transaction

   ADDITIONAL EXPENSES:
       a. Toll-free lines (if required)
       b. Forms, envelopes, checks, checkbooks
       c. Postage  (bulk,  pre-sort,  first-class  at   current
          prevailing rates)
       d. Hardware/phone  lines  for  remote  terminal(s)   (if
          required)
       e. Microfiche/Microfilm
       f. Mailing fee - approximately $45.00 per 1,000 items
       g. Cost of proxy solicitation, mailing and tabulation (if
          required)
       h. Certificate issuance - $5.00 per certificate
       i. Record  retention storage - $3.50 per cubic  foot  per
          month
       j. Development/programming costs/special  projects  (i.e.
          ad hoc reports)
           *  Ad-hoc  report set up $125 plus $0.012  per  record
          passed
       k. "B" notice mailing - $5.00 per item
       l. Locating   lost  shareholders  in   anticipation   of
          escheating - $7.50 per name
       m. Labels - $0.12 per label ($75 minimum)
       n. Commission Calculation - $0.25 per account
       o. Reruns for incorrect NAV's, dividends or mil rates, late NAV's
       p. Consolidated Statements - to be determined, time and materials
       q. Fulfillment - $2.00 per call plus vendor handling and postage
       r. Retroactive Record Dates for Dividends, Proxies, etc.
       s. Conversion Expenses - to be determined, time and materials


ADDITIONAL EXPENSES (PAID BY SHAREHOLDER):
    Direct  IRA/Keogh processing        $10.00  per  account  per
                                        annum
                                        $ 7.50 new account set-up
                                        fee
                                        $ 2.50 per distribution
                                        $10.00 per transfer out



FUND/SERV/NETWORKING CHARGES
   1. - FUND/SERV
       Participation Fee                   $50.00 per month
       CPU Access Fee                      $40.00 per month
       Transaction Fee                     $  .50 per transaction

   NSCC will deduct it's monthly fee on the 15th of each month from Rodney Square's cash settlement that day. These charges will be included on the next month's T/A bill as out-of-pocket expenses.

   2. - Networking
       Participation Fee                   $250.00 per month
       CPU Access Fee                      $ 40.00 per month
       Account Fee                         $   .045 per month
                                           on monthly dividend funds
                                           $    030 per month on all
                                           other dividend payables

RODNEY SQUARE SYSTEM ACCESS CHARGES FOR NSCC

   1. - FUND/SERV
       Base Facility Use Fee               $500.00 per month
       Transaction Fee                     $   .25 per transaction

   Plus: out-of-pocket expenses for settlements, wire charges, NSCC pick-up charges, etc.

   2. - Networking
       Base Facility Use Fee               $500.00 per month
       Matrix Level Charges:
       Level 1, 2 or 4                     $   .30 per account/month
       Level 3                             $   .10 per account/month

PAYMENT

   The  above  will be billed within the first five (5)  business days  of  each month and will be paid by wire within five  (5)
   business days of receipt.


LIQUIDATED DAMAGES:

Upon the termination of the attached Agreement within the initial one (1) year term by the Trust or the Trust's Board of Trustees, the Trust shall pay to Rodney Square six (6) months of base fees in liquidated damages with respect to each Portfolio.